Exhibit 4.6

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2, dated as of February 27, 2019 (this “Agreement”; capitalized terms used herein without definition having the meanings provided in Article I), is entered into among MAGELLAN HEALTH, INC., (with its successors, the “Borrower”), each Lender a party hereto and MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement.

The Borrower has requested that the Lenders amend Section 9.09 of the Credit Agreement.

The Lenders party to this Agreement (the “Consenting Lenders”) are, on the terms and conditions stated below, willing to grant such request and to amend the Credit Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:

ARTICLE I

DEFINITIONS

1.01     Definitions.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Amendment No. 2 Effective Date”  is defined in Section 3.01.

“Borrower” is defined in the preamble.

“Consenting Lenders” is defined in the recitals.

“Credit Agreement” means the Credit Agreement dated as of September 22, 2017 (as amended by Amendment No. 1 to Credit Agreement dated as of August 13, 2018,  as amended, amended and restated, supplemented or modified from time to time), among the Borrower, the Lenders party thereto and the Administrative Agent.

“Lenders” means each Lender from time to time party to the Credit Agreement.

Amendment No. 2 to Credit Agreement – Magellan Health, Inc.

1.02     Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) provided in the Credit Agreement.

ARTICLE II

AMENDMENTS

2.01     Amendments.  Effective as of the Amendment No. 2 Effective Date, and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

Section 9.09 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

“9.09.   Total Leverage Ratio.  The Borrower will not permit the Total Leverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Leverage Ratio
December 31, 2018:	3.25 to 1.0
March 31, 2019:	3.25 to 1.0
June 30, 2019:	3.25 to 1.0
September 30, 2019:	3.25 to 1.0
December 31, 2019:	2.75 to 1.0
Each fiscal quarter thereafter:	2.50 to 1.0

provided that, commencing with the fiscal quarter ending on December 31, 2019,  at the request of the Borrower, following a Permitted Acquisition of at least $100,000,000 in aggregate consideration, the Total Leverage Ratio as of the last day of the four consecutive fiscal quarters following the consummation of such Permitted Acquisition shall not be greater than 3:00:1:00 (such period, a “Leverage Covenant Holiday”); provided,  further, that there shall be no more than two such Leverage Covenant Holidays permitted during the remaining term of this Agreement.”

2.02     Other Credit Documents.  From and after the Amendment No. 2 Effective Date, each reference to the Credit Agreement in any Credit Document shall be a reference to the Credit Agreement, as amended by this Agreement, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.

Amendment No. 2 to Credit Agreement – Magellan Health, Inc.

ARTICLE III

CONDITIONS PRECEDENT

3.01     Conditions of Effectiveness.  This Agreement becomes effective on the date (the “Amendment No.2 Effective Date”) on which each of the following conditions have been satisfied:

(a)        Amendment No. 2 to Credit Agreement.  This Agreement has been duly executed and delivered by the Borrower, the Administrative Agent and Required Lenders.

(b)        No Material Adverse Effect.  Since September 30, 2018, no event, development or circumstance has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(c)        No Default or Event of Default.  After giving effect to this Agreement, no event, act or condition has occurred and is continuing which would constitute a Default or Event of Default.

(d)         Consent Fee. The Administrative Agent shall have received, for the ratable account of each Consenting Lender, a fee equal to (i) for each Lender that has executed and delivered a counterpart hereof to the Administrative Agent on or prior to 3:00 p.m. Eastern Time on February 19, 2019, 0.15% of such Lender’s undrawn Commitment and amount of outstanding Loans on the Amendment No. 2 Effective Date (such fee, the “Early Consent Fee”) and (ii) for each other Lender that has executed and delivered a counterpart hereof to the Administrative Agent after 3:00 p.m. Eastern Time on February 19, 2019 but on or prior to 3:00 p.m. Eastern Time on February 22, 2019 (the “Deadline”), 0.10% of such Lender’s undrawn Commitment and amount of outstanding Loans on the Amendment No. 2 Effective Date (such fee, the “Regular Consent Fee”, and together with the Early Consent Fee, the “Consent Fees”).  The Consent Fees shall be payable in U.S. dollars in immediately available funds as directed by the Administrative Agent. Once paid, no Consent Fees shall be refundable under any circumstances.  For the avoidance of doubt, no Consent Fee shall be payable to any Lender that does not consent to this Agreement prior to the Deadline.

(e)        Costs and Expenses.  The Administrative Agent shall have received payment for the costs and expenses required to be reimbursed on or before the Amendment No. 2 Effective Date pursuant to Section 5.04.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, the Borrower hereby represents and warrants that on and as of the Amendment No. 2 Effective Date after giving effect to this Agreement:

4.01     Due Authorization; No Conflict.  The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement, as amended and otherwise modified by this Agreement, have been duly authorized

Amendment No. 2 to Credit Agreement – Magellan Health, Inc.

by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any contractual obligation to which the Borrower is a party or affecting the Borrower, or any properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any of their property is subject; or (c) violate any applicable Law to which the Borrower or any of their property is subject, except to the extent a violation thereof would not reasonably be expected to have a Material Adverse Effect.

4.02     Enforceability.  Each of this Agreement and the Credit Agreement, as amended and otherwise modified by this Agreement, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.03     Representations and Warranties.  Each of the representations and warranties of the Borrower in Section 7 of the Credit Agreement shall be true and correct in all material respects (except that any representation and warranty that contains a materiality qualification is true and correct in all respects) on and as of the date hereof, with the same effect as if now made, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (or true and correct in all material respects, as the case may be) as of such earlier date.

4.04     No Default.  After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

ARTICLE V

MISCELLANEOUS

5.01     Credit Document.  This Agreement is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

5.02     Lender Consent.  For purposes of determining compliance with the conditions specified in Section 3.01, each Lender party hereto shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 2 Effective Date specifying its objection thereto.

5.03     Effect of Agreement.  (a) The Credit Agreement, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  Nothing in this Agreement shall constitute a

Amendment No. 2 to Credit Agreement – Magellan Health, Inc.

novation of the Borrower's obligations under the Credit Agreement or any other Credit Document.

(b)        The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

5.04     Costs and Expenses.  The Borrower agrees to pay the costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent).

5.05     Waiver. The Administrative Agent and the Consenting Lenders hereby waive any potential or existing Default or Event of Default solely related to the subject matter of this Agreement prior to the date hereof; provided, that this waiver shall not be deemed to extend or apply to any subsequent Default or Event of Default.

5.06     Section Captions.  Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

5.07     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.08     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

Amendment No. 2 to Credit Agreement – Magellan Health, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MAGELLAN HEALTH, INC.,
as Borrower

By	/s/ Jonathan N. Rubin
Name:	Jonathan N. Rubin
Title:	Chief Financial Officer

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

MUFG BANK, LTD.,
as Administrative Agent

By	/s/ Edwin M. Cook, Jr.
Name:	Edwin M. Cook, Jr.
Title:	Managing Director

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

MUFG BANK, LTD.,
as Lender, Issuing Lender and Swingline Lender

By	/s/ Teuta Ghilaga
Name:	Teuta Ghilaga
Title:	Director

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

COMPASS BANK,
as Lender and Issuing Lender

By	/s/ Marlon Figueroa
Name:	Marlon Figueroa
Title:	Vice President

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

JPMORGAN CHASE BANK, N.A.,
as Lender and Issuing Lender

By	/s/ Kenneth Wong
Name:	Kenneth Wong
Title:	Vice President

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as Lender and Issuing Lender

By	/s/ Joseph M. Schnorr
Name:	Joseph M. Schnorr
Title:	Senior Vice President

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lender and Issuing Lender

By	/s/ Darin Mullis
Name:	Darin Mullis
Title:	Managing Director

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

BANK OF CHINA, NEW YORK BRANCH,
as Lender

By	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	EVP

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

CITIBANK, N.A., as Lender

By	/s/ Blake Gronich
Name:	Blake Gronich
Title:	Vice President

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

FIFTH THIRD BANK, as Lender

By	/s/ Vera B. McEvoy
Name:	Vera B. McEvoy
Title:	Director II

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

KEYBANK NATIONAL ASSOCIATION,
as Lender

By	/s/ Douglas Gardner
Name:	Douglas Gardner
Title:	Senior Vice President

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

CITY NATIONAL BANK, as Lender

By	/s/ Diane Morgan
Name:	Diane Morgan
Title:	Vice President

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

BANK OF TAIWAN, NEW YORK BRANCH,
as Lender

By	/s/ Yue-Li Shih
Name:	Yue-Li Shih
Title:	SVP & General Manager

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

FIRST COMMERCIAL BANK, LTD., A
REPUBLIC OF CHINA BANK ACTING
THROUGH ITS LOS ANGELES BRANCH,
as Lender

By	/s/ Ching-Fang Liao
Name:	Ching-Fang Lio
Title:	SAVP & General Manager

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

HUA NAN COMMERCIAL BANK LTD.,
NEW YORK AGENCY, as Lender

By	/s/ Tewei Lin
Name:	TEWEI LIN
Title:	Deputy General Manager

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

LAND BANK OF TAIWAN, NEW YORK
BRANCH, as Lender

By	/s/ Fred Liu
Name:	Fred Liu
Title:	Deputy General Manager

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

TAIWAN BUSINESS BANK, LTD., NEW
YORK BRANCH, as Lender

By	/s/ Sandy Chen
Name:	Sandy Chen
Title:	General Manger

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

TAIWAN COOPERATIVE BANK,
SEATTLE BRANCH, as Lender

By	/s/ Christine Lin
Name:	CHRISTINE LIN
Title:	VP AND MANAGER

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

CTBC BANK CO., LTD., NEW YORK
BRANCH, as Lender

By	/s/ Ralph Wu
Name:	Ralph Wu
Title:	SVP & General Manager

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

E.SUN COMMERCIAL BANK, LTD.,
LOS ANGELES BRANCH, as Lender

By	/s/ Edward Chen
Name:	Edward Chen
Title:	SVP & General Manager

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page

THE GUNMA BANK, LTD., as Lender

By	/s/ Toru Sasaki
Name:	Toru Sasaki
Title:	General Manager of International Department

Amendment No. 2 to Credit Agreement

Magellan Health, Inc.

Signature Page